EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC Registration Numbers
33-56622, 33-78462, 33-87348, 333-11216, 333-11370, 333-13680 and 333-92124) of Creative Technology Ltd. of our report dated September 30, 2008, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F. We also consent to the incorporation by reference of our report dated September 30, 2008, relating to the Financial Statement Schedule, which appears in this Form 20-F.

PricewaterhouseCoopers

Singapore

December 31, 2008